The Board of Directors
Monterey Homes Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG PEAT MARWICK LLP


Phoenix, Arizona
July 6, 1998